[CAPITAL TRUST, INC. LOGO]                                          Exhibit 99.1

Contact:       Rubenstein Associates

Robert Solomon: (212) 843-8050




                Capital Trust Reports Third Quarter 2004 Results
                ------------------------------------------------


NEW YORK, NY - November 3, 2004 - Capital Trust, Inc. (NYSE: CT) today reported third quarter 2004 net income of 51 cents per share (diluted), compared to 47 cents per share for the second quarter of this year and 66 cents per share for the third quarter of last year. For the nine months ended September 30, 2004, net income totaled $1.45 per share (diluted) compared to $1.67 for the same period in the prior year. Included in the prior year results was a prepayment penalty on a fixed rate loan which generated an additional $2.4 million of revenue in the third quarter.

"We are very pleased with our results and accomplishments during the third quarter", said John Klopp, Capital Trust's CEO. "In addition to hitting our earnings target, we substantially increased our total assets and shareholders' equity, while reducing our cost of funds and overall risk profile."

Highlights from the quarter included:

On July 20, 2004, the Company announced the closing of two simultaneous transactions:

    o the purchase from GMAC Commercial Mortgage Corporation of 40 floating rate B Notes and one mezzanine loan totaling $251.2 million, increasing the interest earning assets of Capital Trust by 64% as compared to June 30, 2004; and

    o the issuance of $320.8 million of collateralized debt obligations by Capital Trust RE CDO 2004-1 Ltd., a wholly-owned subsidiary of the Company ("CDO-1"), providing CT with cost effective, index-matched, non-recourse financing.

The assets purchased from GMAC, along with $72.9 million of B Notes, mezzanine loans and subordinate CMBS from the Capital Trust portfolio, comprise the initial collateral for CDO-1. The $252.8 million of investment grade floating rate CDOs were sold to third-party investors, and Capital Trust retained all of the below investment grade and unrated debt securities of CDO-1.

On July 28, 2004, the Company announced the closing of a public offering in which 4,025,000 shares of common stock were sold at a price of $23.75 per share. Capital Trust sold 1,888,289 primary shares, including 525,000 shares pursuant to an over-allotment



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Capital Trust
Page 2

option exercised by the underwriters. Proceeds to the Company totaled $41.6 million or $22.04 per share after payment of underwriting discounts and commissions. Holders of 50% of the Company's convertible junior subordinated debentures converted their securities and sold 2,136,711 shares of common stock in the offering.

On September 29, 2004, following our issuance of a notice of redemption to be effected on September 30, 2004, the holders of the remaining $44,871,000 of the convertible junior subordinated debentures outstanding converted the entire principal amount due thereon into 2,136,711 shares of our class A common stock.

The Company will conduct a management conference call at 10:00 A.M. Eastern Time on November 4, 2004 to discuss third quarter 2004 results. Interested parties can access the call toll free by dialing (800) 223-9488. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on November 4 through midnight on November 18. The replay call number is (800) 839-6136.

Selected financial highlights are outlined below:


Balance Sheet
-------------

Total assets were $787.0 million at September 30, 2004, an increase of $314.8 million (66.7%) from $472.2 million at June 30, 2004 and an increase of $387.1 million (96.8%) from $399.9 million at December 31, 2003. New loan originations (including those acquired in connection with the CDO-1 transaction), new purchases of CMBS and increased valuations on existing CMBS accounted for the increase in assets. During the nine months ended September 30, 2004, the Company made sixty-two new loan and CMBS investments aggregating $426.5 million, received amortization payments on twenty seven mortgage and mezzanine loans totaling $11.6 million, and received twelve satisfactions totaling $53.7 million. During the third quarter, the Company experienced a $35.5 million increase in the value of its CMBS portfolio due to a general tightening of spreads on subordinate CMBS and improvements in the credit characteristics of certain of the bonds.

Shareholders' equity totaled $311.1 million at September 30, 2004, an increase of $172.5 million (124.5%) from $138.6 million at June 30, 2004 and $215.1 million (224.1%) from the $96.0 million total at December 31, 2003. The primary drivers of the increase were the direct placement of common stock to affiliates of W. R. Berkley Corporation in May, June and September (which provided the Company with $46.5 million of new capital in total), the public offering of primary shares in July (which provided the Company with $41.6 million of additional capital) and the conversion of the convertible junior subordinated debentures in July and September (which converted the remaining $90.1 million principal due on the outstanding debentures to common equity). Additional increases to shareholders' equity resulted from the increase in valuation of our available-for-sale CMBS. Based on GAAP equity, book value per share increased to $20.45 at September 30, 2004 from $16.35 at June 30, 2004 and $14.42 at December 31, 2003. Included in these calculations are 158,936, 173,928, and 123,130 shares representing in-



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Capital Trust
Page 3

the-money options and warrants at September 30, 2004, June 30, 2004 and December 31, 2003, respectively, in addition to the shares outstanding.

Proceeds from the sale of the CDOs and the Company's common stock were utilized to finance balance sheet investment activity, which along with the conversion of the convertible junior subordinated debentures to common stock, resulted in a decrease to the Company's debt-to-equity ratio from 3.0-to-1 at December 31, 2003 to 1.5-to-1 at September 30, 2004. As the Company continues to make new investments, fully utilizing the common equity raised in the second and third quarters, it expects the debt-to-equity ratio to increase.

Investment Management
---------------------

The Company acts as investment manager for two private equity funds, CT Mezzanine Partners III, Inc. ("Fund III") and CT Mezzanine Partners II LP ("Fund II").

Fund III commenced its investment period in June of 2003 and to date the Company has originated $593 million of new loans on behalf of Fund III, including $381 million of originations since December 31, 2003. Over its term, the Company will earn co-investment income, base management fees and, potentially, incentive management fees from Fund III. The Company will earn base management fees of $6.0 million per annum during Fund III's investment period, which expires in June 2005, after which base management fees will be calculated on the basis of invested capital instead of committed capital. At September 30, 2004, Fund III had $431.9 million of outstanding loans and investments and the Company had contributed $6.3 million (31.5%) of its total $20 million capital commitment.

Fund II ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they are repaid or otherwise liquidated in the ordinary course of business. The Company earns co-investment income, base management fees (calculated on the basis of invested capital) and, potentially, incentive management fees from Fund II. From December 31, 2003 to September 30, 2004, Fund II made capital distributions to the Company totaling $6.3 million, reducing the Company's investment in Fund II to $7.2 million as of September 30, 2004. The Company also earned $400,000 of base management fees from Fund II during the third quarter. To date, no incentive management fees have been earned. At September 30, 2004, Fund II had $253.6 million of outstanding loans and investments.




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Capital Trust
Page 4

Operating Results
-----------------

For the quarter ended September 30, 2004, the Company reported total revenues of $15.2 million and net income of $5.9 million, representing basic and diluted earnings per share of 51 cents. The calculation of basic earnings per share is based on 11.4 million weighted average shares outstanding, while diluted earnings per share is based on 11.6 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and warrants. For the same period in 2003, the Company reported total revenues of $14.6 million and net income of $4.8 million (66 cents per share based on 10.9 million weighted average diluted shares outstanding). Revenues in the prior period included a $2.4 million non-recurring prepayment penalty collected and recognized as income in the third quarter of 2003. The increase in net income resulted from CT's use of the proceeds from the sale of common stock in the second and third quarters of 2004 to increase investments and reduce debt, partially offset by the prepayment penalty in 2003 which did not recur in 2004.

For the nine months ended September 30, 2004, the Company reported total revenues of $38.7 million and net income of $1.45 per share (based on 8.6 million weighted average diluted shares outstanding) compared to total revenues of $36.5 million and net income of $1.67 per share (based on 10.2 million weighted average diluted shares outstanding) in the same period of 2003. Again, the increase in net income resulted from increased investments and reduced debt, partially offset by the prepayment penalty in 2003 which did not recur in 2004.

Interest income for the quarter and nine months ended September 30, 2004 increased from the same periods in the prior year as a result of higher levels of interest earning assets. Interest income was positively impacted due to an increase in average interest earning assets from approximately $369.4 million and $358.3 million for the three and nine months ended September 30, 2003, respectively, to approximately $638.6 million and $479.0 million for the three and nine months ended September 30, 2004, respectively. Offsetting this increase in average assets was a reduction in the average interest rate earned on assets from 10.0% and 9.9% for the three and nine months ended September 30, 2003, respectively (after adjustment for additional income received on the early repayment of loans), to 8.1% and 8.7% for the three and nine months ended September 30, 2004, respectively. These decreases were due to the repayment of two fixed rates loans (which earned interest at rates in excess of the portfolio average), a change in the mix of the investment portfolio to include lower risk B Notes in 2004 (which generally carry lower credit spreads than mezzanine loans and can be financed more efficiently) and a general decrease in spreads available on newly originated investments.

Interest and related expenses on secured debt increased by $1.1 million for the three months ended September 30, 2004 when compared to the same period in 2003 due to a higher level of average outstanding interest-bearing liabilities ($412.4 million for the three months ended September 30, 2004 vs. $207.2 million for the three months ended September 30, 2003) offset by a decrease in the average rate paid on those liabilities from



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Capital Trust
Page 5

5.0% to 3.6%. Interest and related expenses on secured debt increased by $1.5 million for the nine months ended September 30, 2004 when compared to the same period in 2003 due to a higher level of average outstanding interest-bearing liabilities ($281.9 million for the nine months ended September 30, 2004 vs. $206.1 million for the nine months ended September 30, 2003) offset by a decrease in the average rate paid on those liabilities from 4.8% to 4.2%. The decrease in the average rate is substantially due to the use of collateralized debt obligations to finance a large portion of the portfolio at lower rates than the Company's existing credit facilities.

The Company recognized $1.6 million and $2.4 million during the three months ended September 30, 2004 and 2003, respectively, of expenses related to the convertible junior subordinated debentures, and during the nine months ended September 30, 2004 and 2003, recognized $6.4 million and $7.3 million, respectively, of expenses related to the convertible junior subordinated debentures. The decrease in both periods results from the conversion of one half of the principal amount due on debentures into common stock on July 22, 2004.

Dividends
---------

On September 2, 2004, the Company's Board of Directors declared a third quarter 2004 cash dividend of 45 cents per share of class A common stock. The cash dividend was paid on October 15, 2004 to stockholders of record on September 14, 2004.

Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Capital Trust, Inc. is a finance and investment management company focused on the commercial real estate industry and headquartered in New York. To date, Capital Trust, for its own account or for funds under management, has originated $4.2 billion of commercial real estate mezzanine investments.


Tables to follow

                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    September 30, 2004 and December 31, 2003
                                 (in thousands)

                                                                                           September 30,           December 31,
                                                                                               2004                    2003
                                                                                        --------------------    --------------------
                                                                                             Unaudited                Audited
                                         Assets
  Cash and cash equivalents                                                               $        7,963          $        8,738
  Restricted cash                                                                                  8,009                    --
  Available-for-sale securities, at fair value                                                      --                    20,052
  Commercial mortgage-backed securities available-for-sale, at fair value                        250,564                 158,136
  Loans receivable, net of $6,672 reserve for possible credit losses at
     September 30, 2004 and December 31, 2003                                                    483,559                 177,049
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"), CT Mezzanine
     Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP") and CT Mezzanine
     Partners III, Inc. ("Fund III") (together "Funds")                                           19,312                  21,988
  Deposits and other receivables                                                                     222                     345
  Accrued interest receivable                                                                      4,271                   3,834
  Interest rate hedge assets                                                                        --                       168
  Deferred income taxes                                                                            5,199                   3,369
  Prepaid and other assets                                                                         7,893                   6,247
                                                                                        --------------------    --------------------
Total assets                                                                              $      786,992          $      399,926
                                                                                        ====================    ====================

                      Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                   $       13,907          $       11,041
  Credit facilities                                                                               29,000                  38,868
  Term redeemable securities contract                                                               --                    11,651
  Repurchase obligations                                                                         178,033                 146,894
  Collateralized debt obligations                                                                252,778                    --
  Step up convertible junior subordinated debentures                                                --                    92,248
  Interest rate hedge liabilities                                                                    734                    --
  Deferred origination fees and other revenue                                                      1,446                   3,207
                                                                                        --------------------    --------------------
Total liabilities                                                                                475,898                 303,909
                                                                                        --------------------    --------------------


Shareholders' equity:
  Class A common stock, $0.01 par value,  100,000 shares authorized,  14,767 and
     6,502 shares issued and outstanding at September 30, 2004 and
     December 31, 2003, respectively ("class A common stock")                                        148                     65
  Restricted class A common stock, $0.01 par value, 283 and 34 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively
     ("restricted class A common stock" and together with class A common stock,
     "common stock")                                                                                   3                    --
  Additional paid-in capital                                                                     328,188                 141,402
  Unearned compensation                                                                           (6,871)                   (247)
  Accumulated other comprehensive gain/(loss)                                                        996                 (33,880)
  Accumulated deficit                                                                            (11,370)                (11,323)
                                                                                        --------------------    --------------------
Total shareholders' equity                                                                       311,094                  96,017
                                                                                        --------------------    --------------------
Total liabilities and shareholders' equity                                                $      786,992          $      399,926
                                                                                        ====================    ====================

                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
             Three and Nine Months Ended September 30, 2004 and 2003
                      (in thousands, except per share data)
                                   (unaudited)

                                                                Three Months Ended                        Nine months Ended
                                                                   September 30,                            September 30,
                                                       -------------------------------------   -------------------------------------
                                                             2004                2003                2004                2003
                                                       -----------------   -----------------   -----------------   -----------------
Income from loans and other investments:
   Interest and related income                           $    12,979         $    11,827         $    31,169         $    29,593
   Less: Interest and related expenses on secured debt         3,758               2,616               8,848               7,369
   Less: Interest and related expenses on step up
    convertible junior subordinated debentures                 1,552               2,433               6,417               7,298
                                                       -----------------   -----------------   -----------------   -----------------
     Income from loans and other investments, net              7,669               6,778              15,904              14,926
                                                       -----------------   -----------------   -----------------   -----------------

Other revenues:
   Management and advisory fees from Funds                     1,910               2,385               6,025               5,793
   Income/(loss) from equity investments in Funds                301                 367               1,126               1,085
   Gain on sales of investments                                 --                  --                   300                --
   Other interest income                                          19                   8                  35                 46
                                                       -----------------   -----------------   -----------------   -----------------
     Total other revenues                                      2,230               2,760               7,486              6,924
                                                       -----------------   -----------------   -----------------   -----------------

 Other expenses:
   General and administrative                                  3,990               3,804              10,082              10,497
   Other interest expense                                       --                  --                  --                  --
   Depreciation and amortization                                 274                 293                 822                781
   Provision for/(recapture of) allowance for
    possible credit losses                                      --                  --                  --                  --
                                                       -----------------   -----------------   -----------------   -----------------
     Total other expenses                                      4,264               4,097              10,904              11,278
                                                       -----------------   -----------------   -----------------   -----------------

Income before income taxes                                     5,635               5,441              12,486              10,572
    Provision for income taxes                                  (229)                655                --                  655
                                                       -----------------   -----------------   -----------------   -----------------
Net income                                               $     5,864         $     4,786         $    12,486         $     9,917
                                                       =================   =================   =================   =================

Per share information:
   Net earnings per share of common stock:
     Basic                                               $      0.51         $      0.74         $      1.47         $      1.69
                                                       =================   =================   =================   =================
     Diluted                                             $      0.51         $      0.66         $      1.45         $      1.67
                                                       =================   =================   =================   =================
   Weighted average shares of common stock
    outstanding:
     Basic                                                11,448,503           6,502,075           8,492,967           5,858,659
                                                       =================   =================   =================   =================
     Diluted                                              11,609,656          10,861,674           8,628,602          10,182,850
                                                       =================   =================   =================   =================

  Dividends declared per share of common stock           $      0.45         $      0.45         $      1.35         $      1.35
                                                       =================   =================   =================   =================